                                                                   EXHIBIT 3.5


          CANADA                                                          NUMBER
PROVINCE OF BRITISH COLUMBIA                                              332869


                                     [LOGO]

                                  CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                  COMPANY ACT




                             I HEREBY CERTIFY THAT

                              TTC/TRUCK TECH CORP.

                        HAS THIS DAY CHANGED ITS NAME TO

                              UNICOMM SIGNAL INC.




                                         GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                             AT VICTORIA, BRITISH COLUMBIA,
[SEAL]
                                                    ON APRIL 13, 1994


                                           /s/ JOHN S. POWELL
                                           -------------------------------------
                                           JOHN S. POWELL
                                           REGISTRAR OF COMPANIES